 Exhibit 99.1

Omnicom Group Provides Update on Current Impact of COVID-19

NEW YORK, March 25, 2020 - Omnicom Group Inc. (NYSE: OMC) today announced an update related to coronavirus disease 2019 (COVID-19).

John D. Wren, Chairman and Chief Executive Officer of Omnicom, commented, “We have been closely monitoring the COVID-19 pandemic and its impact on our people, clients and operations. Our primary focus is ensuring the safety and well-being of our people. We have implemented a global work from home policy and the majority of our people around the world are currently working remotely. We also continue to support our clients and the communities impacted. Our teams have pivoted quickly to develop insights and creative ideas that can assist our clients and their customers in this new environment. While it is too early to predict the full impact of the pandemic on our business, we are confident that Omnicom has the expertise and resources necessary to weather this difficult period.”

Business Update

As we focus on the safety of our people and do our part to stop the spread of COVID-19, we continue to evaluate the impact of COVID-19 on our clients and operations, as well as the impact of related government actions such as travel restrictions, limitations on public gatherings, shelter in place orders and mandatory closures. These actions pose a risk that clients may reduce their demand for our services and could result in a reduction in our revenue, which would adversely affect our operations. We have a diversified portfolio of businesses, geographies and clients, some of which will be impacted more significantly than others.

In the current environment, a major priority for us is preserving liquidity. Omnicom’s primary liquidity sources are operating cash flow, cash and cash equivalents and short-term investments. As of December 31, 2019, our cash and cash equivalents and short-term investments totaled $4.3 billion. Omnicom has six tranches of notes approximating $5.1 billion which mature between 2022 and 2031. No more than $1.4 billion of such notes matures in any given year and none of such notes mature prior to May 1, 2022. Although we expect to experience a decrease in our cash flow from operations as a result of the impact of COVID-19, we have a $2.5 billion multi-currency revolving credit facility expiring February 2025 and access to the capital markets that provide us with additional liquidity.

In recent weeks, we have strengthened existing measures to mitigate the effect of COVID-19 on our business, including with respect to our discretionary costs, cash position and liquidity. However, we are unable at this time to predict the impact of COVID-19 on our operations and liquidity, and depending on the magnitude and duration of the COVID-19 pandemic, such impact may be material. We will provide an update on our first quarter earnings release and earnings call.

About Omnicom Group Inc.

Omnicom Group Inc. (NYSE: OMC) (www.omnicomgroup.com) is a leading global marketing and corporate communications company. Omnicom’s branded networks and numerous specialty firms provide advertising, strategic media planning and buying, digital and interactive marketing, direct and promotional marketing, public relations and other specialty communications services to over 5,000 clients in more than 70 countries.

Forward-looking Statements

Certain statements in this press release constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of Omnicom’s management as well as assumptions made by, and information currently available to, Omnicom’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside Omnicom’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: international, national or local economic conditions that could adversely affect Omnicom or its clients, including those caused by the outbreak of coronavirus disease 2019 (COVID-19); losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and a deterioration in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes relating to competitive factors in the advertising, marketing and corporate communications industries; the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems; changes in legislation or governmental regulations affecting Omnicom or its clients; risks associated with assumptions Omnicom makes in connection with its critical accounting estimates and legal proceedings; and Omnicom’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and regulatory environment. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect Omnicom’s business, including those described in Item 1A, “Risk Factors” in Omnicom’s most recent Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. Except as required under applicable law, Omnicom does not assume any obligation to update these forward-looking statements.